Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Eric Herlyn, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the quarterly report on Form 10-Q of Manas Petroleum Corporation for the period ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Manas Petroleum Corporation.

Date: August 14, 2009

/s/ Erik Herlyn
Erik Herlyn
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Manas Petroleum Corporation and will be retained by Manas Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.